Exhibit (a)(1)(vii)

Amended Notice of Guaranteed Delivery

For Tender of Shares of Common Stock of

The Hackett Group, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Amended Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Amended Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated August 28, 2013 ( as amended, the “Offer to Purchase”).

Deliver to:

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Express or Overnight Courier Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Action P.O. Box 43078 Providence, RI 02940-3078	For Delivery of Notice of Guarantee Delivery via Facsimile Facsimile: (617) 360-6810 To confirm receipt of FAX call: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to The Hackett Group, Inc. or Georgeson Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Hackett Group, Inc. (“Hackett”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 28, 2013, as amended, and the Amended Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of Hackett, par value $0.001 per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:                  Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by Hackett in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Hackett will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Hackett in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $6.50 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $6.50.

(2)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Hackett purchasing none of the Shares tendered hereby if the purchase price determined by Hackett for the Shares is less than the price checked below.

☐ $6.50	☐ $6.70	☐ $6.90
☐ $6.55	☐ $6.75	☐ $6.95
☐ $6.60	☐ $6.80	☐ $7.00
☐ $6.65	☐ $6.85

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

CONDITIONAL TENDER

(See Instruction 14 to the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by Hackett pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and Hackett urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Hackett may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es):
(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.